Exhibit 1.1

DEALER MANAGER AGREEMENT

August 14, 2009

J.P. MORGAN SECURITIES INC.

    As Representative of the

    several Dealer Managers listed in

    Schedule I hereto

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

American Medical Systems Holdings, Inc., a Delaware corporation (the “Company”), plans to make an offer (such offer, as it may from time to time be amended and supplemented, the “Exchange Offer”) to exchange no less than $100,000,000 and up to $250,000,000, aggregate principal amount of the Company’s newly issued 3.75% Convertible Senior Subordinated Notes due 2041 (the “New Notes”) for an equal amount of its outstanding 3.25% Convertible Senior Subordinated Notes due 2036 (the “Old Notes”), issued in an original aggregate principal amount of $373,750,000, on the terms and subject to the conditions set forth in the Exchange Offer Materials referred to below.

The Old Notes were issued pursuant to an indenture dated as of June 27, 2006 among the Company, as issuer, American Medical Systems, Inc. (“AMS”), AMS Sales Corporation and AMS Research Corporation, as guarantors (collectively, the “Initial Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture thereto dated as of September 6, 2006, between Laserscope, as an additional guarantor (“Laserscope” and together with the Initial Guarantors, each individually, a “Guarantor” and collectively, the “Guarantors”) and the Trustee. The Old Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors on an unsecured senior subordinated basis (the “Old Guarantees”). The Old Notes and the related Old Guarantees are collectively referred to herein as the “Old Securities.”

The New Notes will be issued pursuant to an indenture (the “New Indenture”) to be entered into between the Company, the Guarantors and the Trustee, and will be fully and unconditionally guaranteed, jointly and severally, by the Guarantors on an unsecured senior subordinated basis (the “New Guarantees”). The New Notes and the related New Guarantees are collectively referred to herein as the “New Securities.”

The New Securities will be issued in exchange for Old Securities that are validly tendered and not validly withdrawn prior to the expiration date of the Exchange Offer (as extended from time to time, the “Expiration Date”) and are accepted pursuant to the terms of the Exchange Offer. The New Notes will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”).

Any reference in this letter to “you” or “your” refers to J.P. Morgan Securities Inc.

The Company and the Guarantors hereby confirm their agreement with the Dealer Manager concerning the Exchange Offer, as follows:

1. Appointment of Dealer Manager.

(a) The Company and the Guarantors hereby appoint and authorize the several dealer managers listed in Schedule I hereto (the “Dealer Managers” and each a “Dealer Manager”), for whom you are acting as representative (the “Representative”), to act as the dealer managers to the Company and the Guarantors in connection with the Exchange Offer. On the basis of the representations, warranties and agreements contained in this Agreement, the Dealer Managers hereby accept such appointment upon the terms and subject to the conditions set forth in this Agreement. As Dealer Managers, each Dealer Manager agrees, in accordance with its customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by it in connection with exchange offers of like nature, including, but not limited to, soliciting tenders of Old Securities pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and other persons, including holders of Old Securities.

(b) The Company and the Guarantors acknowledge and agree that, except as set forth in Section 9(b), neither of the Dealer Managers shall have any liability (in tort, contract, or otherwise) to the Company, any Guarantor, any of their respective affiliates, or any other person for any losses, claims, damages, liabilities, or expenses arising from any act or omission on the part of any broker or dealer in securities, bank or trust company, or any other person in connection with the Exchange Offer or arising from their engagement or services as Dealer Managers hereunder or otherwise in connection with the Exchange Offer, except for any such losses, claims, damages, liabilities, or expenses that are determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from their gross negligence or willful misconduct. The Company and the Guarantors acknowledge and agree that each of the Dealer Managers shall act as an independent contractor, and nothing herein contained shall constitute the Dealer Managers as agents of the Company, the Guarantors or any other person in connection with the solicitation of any Old Securities pursuant to the Exchange Offer. None of the Company, any Guarantor or any of their respective affiliates shall be deemed to act as the Dealer Managers’ agents. The Company and the Guarantors acknowledge and agree that each of the Dealer Managers may perform its services as Dealer Managers hereunder through or in conjunction with its respective affiliates, and any such affiliates performing services hereunder shall be entitled to the benefits and subject to the terms and conditions of this Agreement. The Company and the Guarantors acknowledge and agree that the Dealer Managers shall not be deemed for any purpose, to act as a partner or joint venture of, or a member of a syndicate or group with, the Company, any Guarantor or any of their respective affiliates in connection with the Exchange Offer, any exchange of Old Securities for New Securities or otherwise.

(c) The Company and the Guarantors acknowledge and agree that each of the Dealer Managers is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the Exchange Offer (including in connection with determining the terms of the Exchange Offer and the New Securities) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, the Company and the Guarantors acknowledge and agree that neither of the Dealer Managers is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the terms of the New Securities and the Exchange Offer, and the Dealer Managers shall have no responsibility or liability to the Company or any Guarantor with respect thereto. Any review by either of the Dealer Managers of the Company, the Guarantors, the Exchange Offer, the New Securities or other matters relating to the Exchange Offer will be performed solely for the benefit of such Dealer Manager and shall not be on behalf of the Company or any Guarantor.

2. Exchange Offer Materials.

(a) On or prior to the date of the commencement of the Exchange Offer the Company will have prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-4, including a prospectus, relating to the Exchange Offer, the New Securities and the Underlying Securities (such registration statement, as initially filed, including all documents incorporated therein by reference, the “Original Registration Statement”). Except where the context otherwise requires, as used herein, the term “Registration Statement” refers to the Original Registration Statement, as amended (if applicable), when it becomes effective, including the exhibits thereto and all documents filed as a part thereof or incorporated by reference therein; provided that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”) after the Original Registration Statement, as amended (if applicable), that becomes effective, then after any such filing, all references to “Registration Statement” shall be deemed to include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Original Registration Statement or in any amendment thereto prior to the effectiveness of the Registration Statement (excluding the last amendment thereto prior to effectiveness), or any preliminary prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act, in each case, including all documents incorporated therein by reference, is referred to herein as a “Preliminary Prospectus.” The final prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, including all documents incorporated by reference, is herein called the “Prospectus.”

On the date of commencement of the Exchange Offer (the “Commencement Date”), the Company will prepare and file with the Commission, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), a Statement on Schedule TO with respect to the Exchange Offer (the “Schedule TO”) pursuant to Rule 13e-4 under the Exchange Act.

Any reference in this Agreement (i) to financial statements and schedules and other information “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Schedule TO (or other references of like import) refers to and includes all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, such Preliminary Prospectus, the Prospectus or the Schedule TO, as the case may be, and (ii) to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Prospectus or the Schedule TO refers to and includes any documents filed after such date under the Exchange Act, that are incorporated by reference therein or otherwise deemed by the Securities Act or the Exchange Act, as applicable, to be a part of or included in the Registration Statement, such Preliminary Prospectus, the Prospectus or the Schedule TO, as the case may be.

(b) The Original Registration Statement, the Registration Statement, the Schedule TO, any Preliminary Prospectus, the Prospectus, the accompanying letter of transmittal (the “Letter of Transmittal”), any Issuer Free Writing Prospectus (as defined in Section 6(e) hereof), all press releases and any other documents, materials, or filings whatsoever relating to the Exchange Offer that the Company may use, prepare, file, approve, publicly disseminate, provide to registered or beneficial holders of the Old Securities or authorize for use in connection with the Exchange Offer, and in each case, including any amendment or supplement thereto and any documents or information incorporated by reference therein, are referred to herein collectively as the “Exchange Offer Materials” and individually as an “Exchange Offer Material.”

(c) The Company agrees to furnish each of the Dealer Managers with as many copies as it may reasonably request of the Exchange Offer Materials from the date hereof to and including the date of the issuance of the New Securities pursuant to the Exchange Offer (the “Settlement Date”). The Company authorizes each of the Dealer Managers and any other broker or dealer or any commercial bank or trust company to use the Exchange Offer Materials, without assuming responsibility for the accuracy, completeness or fairness of the statements contained therein except with respect to any information furnished in writing by the Dealer Managers as indicated in Section 11 hereof (such information, the “Dealer Manager Information”). The Company represents and agrees that all of the Exchange Offer Materials furnished or to be furnished to the Dealer Managers that are filed or hereafter will be filed with the Commission, are or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) and the Interactive Data Electronic Applications system (“IDEA” ), except to the extent permitted by Regulation S-T.

3. Compensation and Expenses.

(a) The Company agrees to pay the Dealer Managers, as compensation for their services as Dealer Managers in connection with the Exchange Offer, the fee set forth in the attached Schedule IV (the “Fee”).

(b) In addition to the Dealer Managers’ compensation for services as Dealer Managers, whether or not the Exchange Offer is commenced or any Old Securities are tendered and accepted for exchange pursuant to the Exchange Offer, the Company will pay or cause to be paid all costs and expenses incident to the performance of the Company’s and Guarantors’ obligations hereunder and under the Exchange Offer, including without limitation, (i) all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any other Exchange Offer Material (including all exhibits, amendments and supplements thereto) and the distribution thereof, (ii) all costs and expenses incurred by securities brokers and dealers, commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding any Exchange Offer Materials, (iii) all fees and expenses of the Exchange Agent (as defined in Section 4 hereof) and the Information Agent (as defined in Section 5 hereof), (iv) all advertising charges, (v) the fees and expenses of the Company’s counsel and the fees and expenses of the Company’s independent accountants, (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the New Securities under all applicable state securities or “blue sky” laws, (vii) any fees charged by rating agencies for rating the New Securities, (viii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties), (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, Financial Industry Regulatory Authority, Inc. (“FINRA”), (x) all expenses and application fees related to the listing of the Underlying Securities on any stock exchange and (xi) all other fees and expenses incident to the performance by the Company of its obligations hereunder and in connection with the Exchange Offer.

4. Exchange Agent. The Company will arrange for U.S. Bank National Association to serve as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer and will instruct the Exchange Agent to advise the Representative at least daily as to the principal amount of each series of Old Securities that have been validly tendered and not validly withdrawn pursuant to the Exchange Offer and as to such other matters relating to the Exchange Offer as the Representative may reasonably request and to furnish the Representative with any written reports concerning such information as it may reasonably request. The Company authorizes the Representative to communicate with the Exchange Agent in connection with the Exchange Offer.

5. Information Agent. The Company will arrange for D.F. King & Co., Inc. to serve as information agent (the “Information Agent”) in connection with the Exchange Offer and will instruct the Information Agent to advise the Representative as to such matters relating to the Exchange Offer as the Representative may reasonably request and to furnish the Representative with any written reports concerning such information as it may reasonably request.

6. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors hereby, jointly and severally, represent and warrant to the Dealer Managers, and agree with the Dealer Managers, as of the date hereof and as of all dates and times from the date hereof to and including the Settlement Date, as follows:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Exchange Offer Materials, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements in or omissions from any Preliminary Prospectus made in reliance upon and in conformity with any Dealer Manager Information.

(b) Registration Statement. Prior to the Expiration Date, the Registration Statement will have become, and will be, effective under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Exchange Offer has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company and Guarantors make no representation and warranty with respect to any statements in or omissions from the Original Registration Statement, the Registration Statement or any amendment thereto made in reliance upon and in conformity with any Dealer Manager Information. The Company has paid the registration fee for the issuance of the New Securities pursuant to the Exchange Offer in accordance with Rule 457 under the Securities Act. The Company and the Guarantors meet the conditions for the use of Form S-4 with respect to the Registration Statement in connection with the Exchange Offer as contemplated by this Agreement.

(c) Prospectus. As of the date of the Prospectus and any amendment or supplement thereto and at all times thereafter to and including the Expiration Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements in or omissions from the Prospectus made in reliance upon and in conformity with any Dealer Manager Information.

(d) Schedule TO. On the Commencement Date, the Company will duly file with the Commission a Schedule TO with respect to the Exchange Offer pursuant to Rule 13e-4 under the Exchange Act. As of the date of the Schedule TO and any amendment or supplement thereto and all times thereafter to and including the Expiration Date, the Schedule TO as so filed, and as amended or supplemented from time to time, will comply in all material respects with the provisions of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements in or omissions from the Schedule TO made in reliance upon and in conformity with any Dealer Manager Information.

(e) Exchange Offer Materials. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Dealer Managers) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Exchange Offer Material, including, without limitation, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the New Securities (each such communication by the Company or its agents and representatives, an “Issuer Free Writing Prospectus”) other than (i) the documents listed on Schedule II hereto and (ii) any other written communications approved in writing in advance by the Representative (any Exchange Offer Material that is not the Registration Statement, a Preliminary Prospectus or the Prospectus, the “Other Exchange Offer Material”). The Other Exchange Offer Materials, to the extent the same are filed with Commission in response to a requirement under the Securities Act or the Exchange Act, comply or will comply in all material respects with the Securities Act and the Exchange Act, as applicable. None of the Other Exchange Offer Materials (including, without limitation, any documents incorporated by reference in any Other Exchange Offer Materials), when considered together with all other Exchange Offer Materials, as of the date thereof, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to any statements in or omissions from the Other Exchange Offer Materials made in reliance upon and in conformity with any Dealer Manager Information. There is no material fact or information concerning the Company, any Guarantor, or any of their respective subsidiaries, or the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, any Guarantor or any of their respective subsidiaries, that is required to be made generally available to the public and that has not been, or is not being, or will not be, made generally available to the public through the Exchange Offer Materials or otherwise.

(f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Exchange Offer Material, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in any Exchange Offer Material, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Exchange Offer Material comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Exchange Offer Material present fairly the information required to be stated therein. The other financial information included or incorporated by reference the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Exchange Offer Material has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Original Registration Statement, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, any Preliminary Prospectus and the Prospectus), short-term debt or long-term debt of the Company, any Guarantor or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company, any Guarantor or any of their respective subsidiaries on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) none of the Company, any Guarantor or any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or any Guarantor, or any of their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, any Guarantor or any of their respective subsidiaries taken as a whole; and (iii) none of the Company, any Guarantor or any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Company, any Guarantor, or any of their respective subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(i) Organization and Good Standing. The Company, the Guarantors, and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority has not had and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company, any Guarantor or any of their respective subsidiaries taken as a whole or on the performance by the Company or the Guarantors of their respective obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule III hereto are the only significant subsidiaries of the Company.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, any Preliminary Prospectus and the Prospectus under the heading “Capitalization.” All the outstanding shares of capital stock of the Company and the Guarantors have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Except as described in or expressly contemplated by the Registration Statement, any Preliminary Prospectus or the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, any Guarantor or any of their respective subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any Guarantor or any of their respective subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, any Preliminary Prospectus and the Prospectus. All the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company or any Guarantor has been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, any Preliminary Prospectus or the Prospectus,) and are owned directly or indirectly by the Company or any Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k) Dealer Manager Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Representative, constitutes a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and except that rights to indemnity and contribution contained in this Agreement may be limited by U.S. federal or state securities laws or public policy.

(l) New Notes. The New Notes have been duly authorized and, when issued and delivered in exchange for the Old Notes pursuant to the Exchange Offer, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and will be entitled to the benefits of the New Indenture.

(m) New Guarantees. The New Guarantees have been duly authorized and, when issued and delivered in exchange for the Old Guarantees pursuant to the Exchange Offer, will be (i) valid and binding obligations of the Guarantors, enforceable against the Guarantors, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability and (ii) in the form contemplated by, and entitled to the benefits of, the New Indenture.

(n) New Indenture. The New Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and, when duly authorized, executed and delivered in accordance with its terms by the Trustee, will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. The New Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the regulations of the Commission applicable to an indenture that is qualified thereunder (collectively, the “Trust Indenture Act”).

(o) Underlying Securities. Upon issuance and delivery of the New Notes pursuant to the Exchange Offer, the New Notes will be convertible at the option of the holders thereof into shares of the Underlying Securities in accordance with the terms of the New Notes. The Company has reserved a sufficient amount of Underlying Securities for issuance upon conversion of the New Notes and when such Underlying Securities are issued upon conversion of the New Notes in accordance with the terms of the New Notes and the New Indenture, they will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(p) Descriptions of the Transaction Documents. The New Securities and the New Indenture will each conform in all material respects to the descriptions thereof contained in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(q) No Violation or Default. None of the Company, any Guarantor or any of their respective subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the property or assets of it is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Conflicts. The execution, delivery and performance by the Company and the Guarantors of this Agreement and the consummation of the transactions contemplated herein and in the Exchange Offer Materials, including the commencement and consummation of the Exchange Offer, the issuance of the New Securities pursuant to the Exchange Offer and the issuance of the Underlying Securities upon conversion thereof, and the compliance by the Company and the Guarantors with their obligations hereunder and thereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Guarantor or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any Guarantor or any of their respective subsidiaries is a party or by which the Company or any Guarantor, or any of their respective subsidiaries, is bound or to which any of the property or assets of the Company, any Guarantor or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, any Guarantor or any of their respective subsidiaries, or (iii) result in any violation of any law or statute or any judgment, order, rule, regulation, writ or decree of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, any Guarantor, any of their respective subsidiaries or any of their respective properties, except, in the case of clauses (i) and (iii), for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. In connection with the Exchange Offer, the Company has complied, and will continue to comply, in all material respects with the Exchange Act, including, without limitation, Sections 10, 13 and 14 of the Exchange Act and Rules 10b-5, 13e-4 and 14e-1 under the Exchange Act.

(s) No Consents, Filings, Etc. Required. No consent, filings, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required to commence and consummate the Exchange Offer, to issue the New Securities pursuant to the Exchange Offer (including issuing the Underlying Securities upon conversion thereof) or to execute, deliver and perform the Company’s or the Guarantors’ obligations under this Agreement or to consummate the transactions contemplated by this Agreement or the Exchange Offer Materials, except for the qualification of the New Indenture under the Trust Indenture Act and such consents, filings, approvals, authorizations, orders and registrations or qualifications as have already been obtained under the Securities Act and the Exchange Act, as applicable, or as may be required by FINRA, the NASDAQ Global Select Market, or under applicable state securities laws in connection with the tender of the Old Securities or the issuance of the New Securities pursuant to the Exchange Offer (including the issuance of the Underlying Securities upon conversion thereof).

(t) Legal Proceedings. Except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company, any Guarantor or any of their respective subsidiaries is or may be a party or to which any property or assets of the Company, any Guarantor or any of their respective subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, any Guarantor or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect. No such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company or any Guarantor, contemplated by any governmental or regulatory authority or threatened by others and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so described in the Registration Statement, any Preliminary Prospectus and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(u) Independent Accountants. To the Company’s knowledge, Ernst & Young LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries, all incorporated by reference in the Exchange Offer Materials, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v) Title to Real and Personal Property. The Company, the Guarantors and their respective subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company, the Guarantors and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors and their respective subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect.

(w) Title to Intellectual Property. The Company, each Guarantor and each of their respective subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the business of the Company, the Guarantors and their respective subsidiaries as now conducted or as described in the Exchange Offer Materials. Except as set forth in the in Item 1. Business of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 under the caption “Intellectual Property”, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company, any Guarantor or any of their respective subsidiaries in or to any such Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company, each Guarantor and each of their respective subsidiaries and to the knowledge of the Company, the

Intellectual Property licensed to the Company, each Guarantor and each of their respective subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Guarantor or any of their subsidiaries infringes, misappropriated or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property of the Company and its subsidiaries.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, any Preliminary Prospectus and the Prospectus and that is not so described in such documents.

(y) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the tender of the Old Securities and the issuance of the New Securities pursuant to the Exchange Offer as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, none of them will be required to register as, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z) Taxes. The Company, the Guarantors and their respective subsidiaries have paid all material U.S. federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof. There is no tax material deficiency that has been, or could reasonably be expected to be, asserted against the Company, any Guarantor, any of their respective subsidiaries, or any of their respective properties or assets for which there is not an adequate reserve reflected in the Company’s financial statements included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus.

(aa) Licenses and Permits. The Company, the Guarantors and their respective subsidiaries possess and are operating in compliance with all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, except where the failure to possess, make or comply with the same would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, none of the

Company, any Guarantor or any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb) No Labor Disputes. No labor disturbance by or dispute with employees of the Company, any Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company and the Guarantors, is contemplated or threatened and the Company and the Guarantors are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or any of its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(cc) Compliance with Governmental Authority. Except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company, the Guarantors and their respective subsidiaries: (i) are and at all times have been in full compliance with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, any Guarantor or any of their respective subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) since January 1, 2006, have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company, any Guarantor or any of their respective subsidiaries (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) since January 1, 2006, have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and have no knowledge that any such Governmental Authority is considering such action; and (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(dd) Compliance with and Liability under Environmental Laws. (i) The Company, the Guarantors and their respective subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, any Guarantor or any of their respective subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company, any Guarantor or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company, the Guarantors and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, the Guarantors and their respective subsidiaries, and (C) none of the Company, any Guarantor or any of their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ee) Compliance with Occupational Laws. The Company, each Guarantor and each of their respective subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s and the Guarantors’ knowledge, threatened against the Company, any Guarantor or any of their respective subsidiaries relating to Occupational Laws, and the Company and the Guarantors do not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(ff) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company, any Guarantor or any of their respective subsidiaries, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company, any Guarantor or any of their respective subsidiaries, (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Code Section 412 or ERISA Section 302 exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries, (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company, any Guarantor or any of their respective subsidiaries.

(gg) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the

Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) under the Exchange Act, except as disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii) Insurance. The Company and the Guarantors have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, the Guarantors and their respective businesses. Neither the Company nor the Guarantors has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(jj) No Unlawful Payments. None of the Company, any Guarantor or any of their respective subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any Guarantor or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk) Compliance with Money Laundering Laws. The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any Guarantor or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Guarantor, threatened.

(ll) Compliance with OFAC. None of the Company, any Guarantor or any of their respective subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any Guarantors or their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(mm) No Restrictions on Subsidiaries. Except (i) as disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus and (ii) as set forth in the credit and guarantee agreement entered into on July 20, 2006, as amended by the First Amendment to Credit and Guaranty dated as of October 29, 2007, and further amended by the Consent and Second Amendment to Credit and Guaranty Agreement dated August 12, 2009, by and among American Medical Systems, Inc., as borrower, the Company and each of the Company’s majority-owned direct domestic subsidiaries, as guarantors, CIT Healthcare LLC as agent and certain lenders from time to time party thereto (as amended, the “Credit Agreement”), no subsidiary of the Company or any Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any Guarantor, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any Guarantor any loans or advances to such subsidiary from the Company or any Guarantor or from transferring any of such subsidiary’s properties or assets to the Company, any Guarantor or any other subsidiary of the Company or any Guarantor.

(nn) No Broker’s Fees. None of the Company, any Guarantor or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, any Guarantor, any of their respective subsidiaries, or either of the Dealer Managers for a brokerage commission, finder’s fee or like payment in connection with the Exchange Offer.

(oo) No Registration Rights. Except as disclosed in the Registration Statement, any Preliminary Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the New Securities.

(pp) No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the exchange of the Old Securities for New Securities in connection with the Exchange Offer or the resale of the New Securities.

(qq) Margin Rules. The issuance of the New Securities pursuant to the Exchange Offer in the manner described in the Registration Statement, any Preliminary Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Exchange Act Material has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in any Exchange Offer Materials is not based on or derived from sources that are reliable and accurate in all material respects.

(tt) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu) Status under the Exchange Act. The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(vv) Payment of Costs. The Company has, or has made arrangements to obtain, funds sufficient to enable the Company to pay promptly, upon the terms and subject to the conditions of the Exchange Offer, any costs required to be paid in connection with the Exchange Offer, and such arrangements comply with Section 7 of the Exchange Act.

(ww) Rule 425. The Company has filed and will continue to file with the Commission pursuant to Rule 425 of the Securities Act all written communications made by the Company in connection with or relating to the Exchange Offer required to be filed on the date of their first use.

(xx) Book-Entry Transfer. The Company has made or will make appropriate arrangements with The Depository Trust Company (“DTC”) and any other “qualified” registered securities depository to allow for the book-entry transfer of tendered Old Securities between depository participants and the Exchange Agent.

(yy) Solvency. On and immediately after the Settlement Date, the Company and the Guarantors (after giving effect to Exchange Offer in the manner described in the Exchange Offer Materials) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company or any Guarantor, as the case may be, is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company or any Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming consummation of the Exchange Offer in the manner described in the Exchange Offer Materials, the Company or any Guarantor, as the case may be, is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Company or any Guarantor, as the case may be, is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor, as the case may be, is engaged and (v) the Company or any Guarantor, as the case may be, as the case may be, is not a defendant in any civil action that would result in a judgment that the Company or any Guarantor, as the case may be, is or would become unable to satisfy.

Any certificate signed by any officer or authorized representative of the Company or any Guarantor, as the case may be, delivered to the Representative or its counsel in connection with this Agreement and the Exchange Offer shall be deemed a representation and warranty by the Company or such Guarantor, as the case may be, to the Representative as to the matters covered thereby as of the date of such certificate and, unless subsequently amended or supplemented, as of all dates from the date thereof to and including the Settlement Date.

7. Further Agreements of the Company and Guarantors. The Company and the Guarantors covenant and agree with the Dealer Managers that:

(a) Required Filings; Representative Approval. The Company will prepare the Exchange Offer Materials and will file all Exchange Offer Materials with the Commission to the extent required by the Securities Act and the Exchange Act, as applicable. The Company will not use, amend or supplement or file with the Commission or with any other federal, state or other governmental agency or instrumentality (each, an “Other Agency”) any Exchange Offer Materials without first submitting copies of such Exchange Offer Materials to the Representative a reasonable time prior to using, amending or supplementing or filing such Exchange Offer Material and giving reasonable consideration to the Representative’s and its counsel’s comments. Unless the Company obtains the Representative’s prior written consent, it will not make any offer in connection with the Exchange Offer that would constitute an Issuer Free Writing Prospectus and will not prepare, use, authorize or refer to any Exchange Offer Materials other than (i) the documents listed on Schedule II hereto and (ii) other written communications approved in writing in advance by the Representative. From the date hereof and to and including the Expiration Date, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Securities Act or the Exchange Act.

(b) Delivery of Exchange Offer Materials to Holders. Following commencement of the Exchange Offer, the Company will cause to be mailed to each registered holder of any Old Securities, as soon practicable, a copy of the most current Preliminary Prospectus and the Letter of Transmittal, together with all other appropriate Exchange Offer Materials.

(c) Delivery of Copies. The Company will deliver to each of the Dealer Managers, upon its request, without charge, two signed copies of the Registration Statement (as originally filed and each amendment thereto), in each case including all exhibits and consents filed therewith and as many copies of any Preliminary Prospectus, the Prospectus and any other Exchange Offer Materials (including all amendments and supplements thereto and documents incorporated by reference therein) as it may reasonably request.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any Preliminary Prospectus or supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (iv) when the Schedule TO or any amended Schedule TO has been filed, (v) of any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or any amendment to the Schedule TO or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (vi) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Schedule TO or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (vii) of the occurrence of any event prior to the Settlement Date as a result of which the Registration Statement, any Preliminary Prospectus, the Prospectus or any Other Exchange Offer Material (when such Other Exchange Offer Material is considered with all Exchange Offer Material) as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Exchange Offer Material is delivered, not misleading, (viii) of any injunction or litigation or administrative action or claim relating to the Exchange Offer and (ix) of the receipt by the Company or any Guarantor of any notice with respect to any suspension of the qualification of the New Securities for issuance in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantors will use their best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Schedule TO or suspending any such qualification of the New Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. The Company and the Guarantors will comply with the Securities Act and the Exchange Act, as applicable, so as to permit the completion of the Exchange Offer and the issuance of the New Securities pursuant thereto as contemplated in the Registration Statement, any Preliminary Prospectus and the Prospectus. The Company shall immediately notify the Representative, and confirm such notice in writing, of (i) the occurrence of any event that could reasonably be expected to cause the Company and the Guarantors to withdraw, rescind or terminate the Exchange Offer or would permit the Company and the Guarantors to exercise any right not to exchange the Old Securities tendered pursuant to the Exchange Offer for New Securities, (ii) any filing made by the Company or the Guarantors of information relating to the Exchange Offer with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (iii) at any time prior to the Expiration Date, any material developments in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or the Guarantors that (A) make any statement in the Exchange Offer Materials false or misleading or (B) are not disclosed in the Exchange Offer Materials. In such event or if during such time (i) any event shall occur or condition shall exist as a result of which any Exchange Offer Material as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time delivered to a holder of the Old Securities, not misleading, or (ii) it is necessary to amend or supplement any Exchange Offer Material to comply with law, the Company will immediately notify the Representative thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to the Representative such amendments or supplements to such Exchange Offer Material as may be necessary so that the statements in such Exchange Offer Material as so amended or supplemented will not, in the light of the circumstances existing at the time delivered to a holder of the Old Securities, be misleading or so that such Exchange Offer Material will comply with law.

(f) Blue Sky Compliance. The Company and the Guarantors will use their best efforts to obtain the registration or qualification of the New Securities under all state securities or “blue sky” laws of such jurisdictions as may be required for the consummation of the Exchange Offer and will continue such qualifications in effect so long as required for the offer and distribution of the New Securities pursuant to the Exchange Offer.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) No Stabilization. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the exchange of Old Securities for New Securities in connection with the Exchange Offer or the resale of the New Securities.

(i) Exchange Listing. The Company will use its reasonable best efforts to cause all Underlying Securities to be listed on the Nasdaq Global Select Market upon notice of issuance.

(j) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive or similar rights, a sufficient amount of Underlying Securities to permit conversion of the New Notes pursuant to the terms thereof.

(k) Reports. From the date hereof to and including the Settlement Date, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Old Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR and IDEA.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus and any other Exchange Offer Materials that are not filed with the Commission in accordance with Rule 433 under the Securities Act or otherwise.

(m) References to the Dealer Managers. Except as required by applicable law, the use of any reference to either of the Dealer Managers in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Exchange Offer Materials or any other document or communication prepared, approved or authorized by the Company in connection with the Exchange Offer is subject to such Dealer Manager’s prior approval; provided that if such reference to either of the Dealer Managers is required by applicable law, the Company shall notify such Dealer Manager within a reasonable time prior to such use but the Company is nonetheless permitted to use such reference.

(n) Book-Entry Transfer. On or prior to the Commencement Date, the Company will make appropriate arrangements with DTC to allow for the book-entry transfer of tendered Old Securities between depository participants and the Exchange Agent.

8. Conditions of the Dealer Managers’ Obligations. The obligations of the Dealer Managers in this Agreement are subject to the performance by the Company and the Guarantors of their covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. The Registration Statement shall have become effective prior to the Expiration Date and no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission. The Prospectus and any amendment or supplement thereto and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 7(a) hereof. All requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative and its counsel. All other Exchange Offer Materials required to be filed with the Commission shall have been filed with the applicable time prescribed for such filing under the Securities Act and the Exchange Act, as applicable.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on and as of the date hereof and as of all dates and times from the date hereof to and including the Settlement Date. The statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the date made and as of all dates and times from the date hereof to and including the Settlement Date.

(c) No Downgrade. Subsequent to the execution of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any Guarantor that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in 6(h) hereof shall have occurred or shall exist, which event or condition is not described in the Registration Statement (excluding any amendment or supplement thereto), any Preliminary Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the Exchange Offer on the terms and in the manner described in the Exchange Offer Materials.

(e) Officers’ Certificates. The Representative shall have received: (A) on Expiration Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (x) confirming that such officers have carefully reviewed the Registration Statement, each Preliminary Prospectus and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 6(a), 6(b) and 6(c) hereof are true and correct, (y) confirming that the other representations and warranties of the Company and Guarantors in this Agreement are true and correct, as of the date of such officers’ certificate and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such officers’ certificate, and (z) to the effect set forth in paragraphs (a), (c) and (d) above; and (B) on each of the Commencement Date and the Expiration Date an officer’s certificate from Larry W. Getlin, Senior Vice President, Corporate Compliance, Quality and Legal, with respect to certain regulatory matters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B.

(f) Comfort Letters. On each of the Commencement Date and the Expiration Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus; provided that each such letter shall use a “cut-off” date no more than three business days prior to the date of such letter.

(g) Opinions and Negative Assurance Letters of Counsel for the Company and the Guarantors. Latham & Watkins, LLP, counsel for the Company and the Guarantors, shall have furnished to the Representative, at the request of the Company and the Guarantors, (i) their written opinion, on and as of the Commencement Date and again on and as of the Settlement Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annexes A-1 and A-2 hereto, respectively, and (ii) their negative assurance letter, on and as of the Commencement Date and again on and as of the Expiration Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annexes A-3 and A-4 hereto, respectively.

(h) Opinions and Negative Assurance Letters of Counsel for the Dealer Managers. Davis Polk & Wardwell LLP, counsel for the Dealer Managers, shall have furnished to the Representative, with respect to such matters as it may reasonably request, (i) their written opinion, on and as of the Commencement Date and again on and as of the Settlement Date, and (ii) their negative assurance letter, on and as of the Commencement Date and again on and as of the Expiration Date, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the consummation of the Exchange Offer in the manner described in the Exchange Offer Materials, as of the date hereof. No injunction or order of any U.S. federal, state or foreign court shall have been issued that would, as of the date hereof, prevent the consummation of the Exchange Offer in the manner described in the Exchange Offer Materials.

(j) Good Standing. The Representative shall have received on and as of the Commencement Date and the Settlement Date satisfactory evidence of the good standing of the Company, its significant subsidiaries and the Guarantors in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Additional Documents. Upon request at any time on or prior to the Settlement Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as it may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative and its counsel.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative as provided in Section 13 hereof.

9. Indemnification and Contribution.

(a) Indemnification of the Dealer Managers. The Company and the Guarantors agree, jointly and not severally, to indemnify and hold harmless each Dealer Manager and its affiliates, and the directors, officers, agents, and employees of each Dealer Manager and its respective affiliates and each other entity or person, if any, controlling either of the Dealer Managers or any such affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each of the Dealer Managers and each such entity or person being referred to as a “Dealer Manager Indemnitee”) from and against any and all losses, claims, damages and liabilities (or actions or proceedings in respect thereof), and to reimburse each of the Dealer Managers and any other Dealer Manager Indemnitee for all costs and expenses (including, without limitation, fees and disbursements of counsel) incurred by either of the Dealer Managers or any such other Dealer Manager Indemnitee in connection with investigating, preparing, or defending any such action, claim, or proceeding, whether or not in connection with pending or threatened litigation to which either of the Dealer Managers (or any other Dealer Manager Indemnitee), the Company, any Guarantor or any of their respective security holders is a party, in each case as such expenses are incurred or paid, (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Material (when considered with all other Exchange Offer Materials), or any omission or alleged omission to state in any Exchange Offer Material a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made in the case of any Exchange Offer Materials (when considered with all other Exchange Offer Materials) other than the Registration Statement, not misleading, or (B) any withdrawal, termination, rescission or modification by the Company or any Guarantor of, or failure by the Company or any Guarantor to make or consummate, the Exchange Offer or to acquire any Old Securities pursuant to the Exchange Offer or (C) any breach by the Company or any Guarantor of any representation or warranty or failure to comply with any of the agreements contained herein, or (ii) otherwise, in any way, arising out of, relating to or in connection with or alleged to, in any way, arise out of, relate to or be in connection with the Exchange Offer, this Agreement or either of the Dealer Managers’ role in connection therewith; except in the case of clause (ii) above for any such loss, claim, damage, liability, or expense that is determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Dealer Manager Indemnitee and except in the case of clauses (i)(A) and (B) above for any such loss, claim, damage, liability, or expense which arises out of or is based upon (A) any untrue statement of a material fact contained in any Exchange Offer Material, or (B) any omission to state in the Exchange Offer Material a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission was made in reliance upon and in conformity with the Dealer Manager Information. The foregoing indemnity shall be in addition to any liability which the Company or any Guarantor might otherwise have to the Dealer Managers and such other Dealer Manager Indemnitees.

(b) Indemnification of the Company and the Guarantors. Each of the Dealer Managers agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, each person, if any, who controls the Company, the Guarantors, their respective directors, their respective officers who signed the Registration Statement and each person, if any, who controls any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to either of the Dealer Managers furnished to the Company in writing by such Dealer Manager through the Representative for use in the Exchange Offer Materials, it being understood and agreed upon that the only such information furnished through the Representative by the Dealer Managers is the Dealer Manager Information.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Dealer Manager, its respective affiliates, directors and officers and any control persons of such Dealer Manager shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement, each person, if any, who controls the Company, the Guarantors, their respective directors, their respective officers who signed the Registration Statement and each person, if any, who controls any Guarantor shall be designated in writing by the Company or the Guarantors, as the case may be. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph (c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and by the Dealer Managers, on the other, from the Exchange Offer or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and of the Dealer Managers, on the other, in connection with the statements, actions or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Guarantors, on the one hand, and by the Dealer Managers on the other, shall be deemed to be in the same proportion as the aggregate principal amount of New Securities issued pursuant to the Exchange Offer bears to the fees actually received by the Dealer Managers pursuant to Section 3(a) hereof. The relative fault of the Company and the Guarantors, on the one hand, and of the Dealer Managers, on the other, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Guarantor or by the Dealer Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company, any Guarantor or by the Dealer Managers and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall a Dealer Manager be required to contribute any amount in excess of the amount by which the fees actually received by such Dealer Manager pursuant to Section 3(a) hereof exceed the amount of any damages that such Dealer Manager has otherwise been required to pay in connection with its role as a Dealer Manager pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Survival. The indemnity and contribution agreements contained in Section 9 hereof and the covenants, representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any Indemnified Person, (c) any withdrawal or termination by the Dealer Managers pursuant to Section 13(b) hereof or otherwise and (d) the issuance and delivery of the New Securities pursuant to the Exchange Offer.

11. Dealer Manager Information. The Company and the Guarantors acknowledge that the following information set forth in the Exchange Offer Materials constitutes the Dealer Manager Information: the second, third and fourth sentences of the third paragraph under the caption “The Dealer Managers” in the Prospectus.

12. Confidentiality. Any advice or opinions provided by either of the Dealer Managers in connection with or related to this Agreement shall not be disclosed to any third party or referred to publicly by the Company or any Guarantor without such Dealer Manager’s prior written consent except (a)(i) to such Dealer Manager’s officers, directors and employees (such employees being those who are involved in this matter on a need to know basis), (ii) to such Dealer Manager’s legal advisors who are involved in this matter on a need to know basis provided they have been made aware of the confidential nature of such information, and (iii) to such Dealer Manager’s accountants and other advisors who are involved in this matter on a need to know basis provided they have been made aware of the confidential nature of such information and do not rely on such information, or (b) as may be compelled in a judicial or administrative proceeding or as otherwise necessary to comply with applicable law.

13. Termination.

(a) The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Settlement Date, if there has been, since the time of execution of this Agreement or since the earlier of the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus and the Prospectus, a material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the Representative’s reasonable judgment, impracticable or inadvisable to proceed with the Exchange Offer in the manner described in the Exchange Offer Materials.

(b) In addition, if (i) the Company uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Materials (A) that have not been submitted to the Representative for its comments or (B) that have been so submitted and with respect to which the Representative has made comments, but which comments have not resulted in a response satisfactory to it and its counsel to reflect its comments, (ii) the Company or any Guarantor has breached any of its representations, warranties, agreements or covenants herein, or failed to fulfill any condition set forth in Section 8 hereof, (iii) there is a good faith disagreement between the Representative and the Company or any Guarantor with respect to a material term or condition of the Exchange Offer or the Exchange Offer Materials, (iv) the Exchange Offer is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to the exchange of the Old Securities pursuant thereto or the performance of this Agreement, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company’s and any Guarantor’s ability to carry out the Exchange Offer or (v) a statute, rule, regulation or order shall have been enacted, adopted or issued by the Commission or any Other Agency that would prevent the making or consummation of the Exchange Offer or prevent the Dealer Managers from rendering their services pursuant to this Agreement or continuing so to act, as the case may be, then, in any such case, the Dealer Managers shall be entitled to withdraw as a Dealer Manager in connection with the Exchange Offer by written notice to the Company without any liability or penalty to the Dealer Managers or any other Dealer Manager Indemnitee (as defined in Section 9 hereof). The Company shall make any appropriate revision to the Prospectus or any Preliminary Prospectus to reflect such withdrawal or termination under this Section 13.

(c) If this Agreement is terminated by the Representative or either of the Dealer Managers withdraw as a Dealer Manager, pursuant to this Section 13, such termination or withdrawal shall be without liability of any party to any other party except as provided in Section 3 hereof, and except that Sections 1(b), 1(c), 9, 10, 13 and 14 hereof shall survive such termination and remain in full force and effect.

(d) If either of the Dealer Managers withdraws as a Dealer Manager or the Representative terminates this Agreement in accordance with the provisions of Sections 13(b) hereof, the Company agrees to pay to the Dealer Managers the fees accrued through the date of such termination or withdrawal, promptly after the Expiration Date. In the event of any such withdrawal, for the purpose of determining the fees payable to the Dealer Managers pursuant to this Agreement, the amount of Old Securities tendered as of the close of business on the date of such termination that are thereafter exchanged pursuant to the Exchange Offer, shall be deemed to have been exchanged, pursuant to the Exchange Offer, as of the date of such withdrawal.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous.

(a) Severability. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

(b) Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Persons Entitled to Benefit of Agreement. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Guarantors, the Dealer Managers and the other Indemnified Persons, and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(e) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

(f) Amendments or Waivers. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto.

(g) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto.

(h) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

(i)	If to the Dealer Managers:

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

Facsimile: Fax: (212) 622-8358

with a copy to:

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan F. Denenberg

Facsimile: (650) 752-3604

(ii)	If to the Company or the Guarantors:

American Medical Systems Holdings, Inc.

10700 Bren Road West

Minnetonka, MN 55343

Attention: Mark Heggestad

Facsimile: (952) 930-5730

with a copy to:

Latham & Watkins, LLP

650 Town Center Drive

Costa Mesa, CA 92626

Attention: Charles K. Ruck

Facsimile: (714) 755-8290

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[SIGNATURE PAGES FOLLOW]

Please indicate your willingness to act as Representative and a Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Name:
Title:

GUARANTORS:

AMERICAN MEDICAL SYSTEMS, INC.

Name:
Title:

AMERICAN SALES CORPORATION

Name:
Title:

AMS RESEARCH CORPORATION

Name:
Title:

LASERSCOPE

Name:
Title:

Accepted as of the

date first above written:

J.P. MORGAN SECURITIES INC.

Name:
Title: